EXHIBIT 31.4

CERTIFICATION

I, Timothy R. McLevish, certify that:

1.	I have reviewed this Amendment No. 2 to the annual report on Form 10-K of Walgreen Co.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/	Timothy R. McLevish Timothy R. McLevish	Chief Financial Officer	Date: November 20, 2014